Exhibit C

[Letterhead of Arnold & Porter Kaye Scholer LLP]

May 17, 2017

The Debt Management Office (The Presidency)

Nigeria Deposit Insurance Corporation Building

Plot 447/448 Constitution Avenue

Central Business District

PMB 532, Garki – Abuja

Nigeria

Ladies and Gentlemen:

We have acted as special United States counsel to The Federal Republic of Nigeria (the “Republic”) in connection with: (i) the preparation of (a) the registration statement under Schedule B, Registration No. 333-216840 filed on March 20, 2017 and as amended by pre-effective amendment No. 1 thereto filed on May 17, 2017 (as so amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which the Republic is registering its Diaspora Bonds in an aggregate principal amount of up to $300,000,000 (“Securities”) and (b) the Preliminary Prospectus, dated May 17, 2017, forming a part of the Registration Statement (the “Prospectus”) relating to the issuance by the Republic of its Securities and (ii) the transactions contemplated by the Form of Underwriting Agreement (the “Underwriting Agreement”) included as an exhibit to the Registration Statement. We are familiar with the Form of Fiscal Agency Agreement (the “Fiscal Agency Agreement”), between the Republic and Citibank, N.A., New York branch, as fiscal agent, registrar, principal paying agent and principal transfer agent and Citibank, N.A., London branch, as London paying agent and London transfer agent. The Underwriting Agreement and the Fiscal Agency Agreement are collectively defined herein as the “Agreements.”

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments furnished to us and have made such other investigations as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the authority of the Republic to enter into the Agreements and cause the issuance of the Securities; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) that prior to time of issuance and delivery of the Securities, the Registration Statement and any amendments thereto (including post-effective amendments) will have been declared effective under the Act, will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, that the Securities will have been registered under the Act pursuant to the Registration Statement and that such Registration will not have been modified or rescinded; (vi) that the terms of the Fiscal Agency Agreement, once authorized, executed and delivered will conform to the form filed as an exhibit to the Registration Statement; (viii) the terms of the Securities will conform to the form of the debt securities in the Fiscal Agency Agreement filed as an exhibit; (ix) the Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; (x) that the terms of the Securities that are not contained in the forms thereof set as an exhibit to the Fiscal Agency Agreement will comply with applicable law and will be valid, binding and enforceable and (xi) any other document required by the Agreements to be executed or delivered prior to the issuance and sale of the Securities has been duly executed and delivered and any condition or action required by the Agreements prior to the issue and sale of the Securities will be satisfied or taken.

The opinion set forth herein is limited to the federal law of the United States of America and the law of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of the Republic, we have, without having made any independent investigation with respect thereto, assumed the correctness of, and relied upon, the opinion of Abubakar Malami, SAN, Attorney-General of the Federation and the Minister of Justice of The Federal Republic of Nigeria, a copy of which is being filed as Exhibit D to the Registration Statement and our opinion set forth herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Securities and the Agreements have been duly authorized, issued and executed by the Republic and the other parties thereto and the Securities have been authenticated, delivered and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Securities will constitute valid and legally binding obligations of the Republic under the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP